UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

ROCHESTER MEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following language appeared as Item 8.01 Other Events on Rochester Medical Corporation’s Form 8-K filed October 18, 2013.

On September 4, 2013, Rochester Medical Corporation (“Rochester Medical”) announced that it had entered into an Agreement and Plan of Merger, dated as of September 3, 2013, with C. R. Bard, Inc., a New Jersey corporation (“Bard”), and Starnorth Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Bard, pursuant to which Bard will acquire all of the outstanding shares of Rochester Medical for the consideration specified therein (the “Merger”).

The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for Bard’s proposed acquisition of Rochester Medical expired at 11:59 P.M. on October 17, 2013.

About Rochester Medical

Rochester Medical Corporation develops, manufactures, and markets disposable medical catheters and devices for urological and continence care applications. Rochester Medical also sells certain ostomy and wound and scar care products and other brands of urological products into the European marketplace.

For further information, please contact Anthony J. Conway, President and Chief Executive Officer or David A. Jonas, Chief Financial Officer of Rochester Medical Corporation at (507) 533-9600 or Mike Piccinino, at Westwicke Partners (443) 213-0500. More information about Rochester Medical is available on its website at http://www.rocm.com.

Additional Information about the Proposed Transaction and Where You Can Find It

Rochester Medical has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant materials in connection with the proposed acquisition of the Company by Bard. The definitive proxy statement has been mailed to Company shareholders. The proxy statement contains important information about the Merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Rochester Medical through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com

Information Regarding Participants

Rochester Medical and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Rochester Medical in connection with the Merger. Information regarding the interests of these directors and executive officers in the transaction described herein is set forth in the definitive proxy filed with the SEC. Additional information regarding these directors and executive officers is also included in Rochester Medical’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on December 28, 2012. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com.